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                                                                    EXHIBIT 24.6


                        Consent of Garry J. Scheuring


        I, Garry J. Scheuring, hereby consent to being named as a person who will become a director of PNC Bank Corp. in the Joint Proxy Statement included in the Registration Statement to which this consent is an exhibit.


Dated: October 3, 1995                              /s/ GARRY J. SCHEURING
                                                    ----------------------
                                                    Garry J. Scheuring